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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of AmeriPath, Inc.:

We consent to the use in this Registration Statement of AmeriPath, Inc. on Form S-1 of our report dated March 6, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of AmeriPath, Inc., listed in Item 16(b). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We have also previously audited, in accordance with generally accepted auditing standards, the balance sheets of E.G. Poulos, M.D., M.J. Demaray, M.D. and A.P. Kowalczyk, M.D., P.A. (the "Predecessor") as of December 31, 1992 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 1992 and 1993, and the balance sheet of American Laboratory Associates, Inc. as of December 31, 1994 (none of which are presented herein); and we expressed an unqualified opinion on those financial statements. In our opinion, the information as of December 31, 1992, 1993 and 1994 and for the years ended December 31, 1992 and 1993, set forth under the heading "Selected Consolidated Financial Data" in the Prospectus, is fairly stated in all material respects in relation to the financial statements from which it has been derived.



/s/ Deloitte & Touche LLP



DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida

August 22, 1997